                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 SPLASH TECHNOLOGY HOLDINGS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        SPLASH TECHNOLOGY HOLDINGS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 24, 2000

                            ------------------------

TO THE STOCKHOLDERS OF
  SPLASH TECHNOLOGY HOLDINGS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Splash Technology Holdings, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 24, 2000 at 9:00 a.m., local time, at the offices of the Company at 555 Del Rey Avenue, Sunnyvale, California 94086 for the following purposes:

    1. To elect two Class I directors to serve for three year terms expiring upon the Meeting of Stockholders in 2003 or until their successors are elected;

    2. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on Monday, April 17, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          THE BOARD OF DIRECTORS

Sunnyvale, California
April 25, 2000

    IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

                        SPLASH TECHNOLOGY HOLDINGS, INC.

                                ----------------

                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

                            ------------------------

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Splash Technology Holdings, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 24, 2000 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company at 555 Del Rey Avenue, Sunnyvale, California 94086. The telephone number of the Company's offices is
(408) 328-6300.

    These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, were mailed on or about May 1, 2000 to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on Monday, April 17, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 14,146,946 shares of the Company's Common Stock, $0.001 par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulative voting in the election of directors.

    The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in a manner consistent with such holding. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than January 3, 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

    The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next annual meeting of stockholders which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to Splash in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than March 17, 2001. If a stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

NOMINEES

    The number of directors authorized by the Company's Bylaws is currently fixed by the Board at six. The Company's Amended and Restated Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes serving for staggered, three year terms. Currently there are two directors in each of the three classes.

    Two Class I directors are to be elected at the Annual Meeting. The Class I directors elected at the Annual Meeting will hold office until the Annual Meeting of Stockholders in 2003 or until their successors have been duly elected and qualified. The term of the Class II director will expire at the Annual Meeting of Stockholders in 2001. The term of each Class III director will expire at the Annual Meeting of Stockholders in 2002.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, who are currently directors of the Company. In the event that either nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that either nominee listed below will be unable or will decline to serve as a director.

    The names of the two Class I nominees for director and certain information about them are set forth below. The names of, and certain information about, the current Class II and Class III directors with unexpired terms are also set forth below.

NAME                                             AGE                    PRINCIPAL OCCUPATION
----                                           --------   ------------------------------------------------
NOMINEES FOR CLASS I DIRECTORS
Mark Hill....................................     39      Chief Executive Officer, Done.com

Peter Y. Chung...............................     32      General Partner, Summit Partners, L.P.

CONTINUING CLASS II DIRECTORS
Charles W. Berger............................     46      Chairman and Chief Executive Officer,
                                                          AdForce, Inc.

Jan L. Gullett...............................     46      President and Chief Executive Officer, WebSwap

CONTINUING CLASS III DIRECTORS
Kevin K. Macgillivray........................     41      Chairman and Chief Executive Officer,
                                                          Splash Technology Holdings, Inc.

Greg M. Avis.................................     41      Managing Partner, Summit Partners, L.P.

    Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

    Mark Hill has been a director of the Company since April 2000. Mr. Hill serves as chief executive officer of Done.com. Mr. Hill served as vice president and general manager of Xerox Corporation from 1992 until 1999. From 1989 until 1992 he served as a consultant for Bain & Company. Mr. Hill holds an MBA from Harvard Business School and a BA from Harvard College.

    Peter Y. Chung has been a director of the Company since its formation in December 1995. Mr. Chung has served as a general partner at Summit Partners, L.P., a venture capital partnership, since December 1997. From December 1996 to December 1997, Mr. Chung served as a vice president at Summit Partners, L.P. From August 1994 to December 1996, Mr. Chung served as a senior associate at Summit Partners, L.P. From August 1989 to July 1992, Mr. Chung was employed by Goldman, Sachs & Co., an investment banking firm.

    Charles W. Berger has been a director of the Company since January 1996.
Mr. Berger has been chairman and chief executive officer of AdForce, Inc. since July 1997. Mr. Berger has also been a director of Radius Inc. since March 1994 and was chief executive officer for Radius Inc. from March 1993 until July 1997. From April 1992 until he joined Radius Inc., Mr. Berger was senior vice president, worldwide sales, operations and support for Claris Corporation, a software subsidiary of Apple Computer, Inc., a personal computer manufacturer, that develops and markets application software. From March 1989 to April 1992, Mr. Berger held various executive positions at Sun Microsystems, Inc. and its subsidiaries.

    Jan Gullett has been a director of the Company since April 2000.
Mr. Gullett joined WebSwap in 1998 and serves as chief executive officer and president. Mr. Gullett joined Procter & Gamble in 1977 in brand management. From 1982 to 1991 Mr. Gullett served in various capacities at Sara Lee Corporation, including executive director of mergers and acquisitions, vice president of sales, and division general manager. Mr. Gullett joined PepsiCo in 1991 where he served in several posts, including vice president and general manager.
Mr. Gullett joined Broderbund Software in 1995 and served as senior vice president. He also served as chief executive officer and president of PlanetWeb, a developer of Internet software. Mr. Gullett holds an MBA from Harvard Business School and a BA from Miami University.

    Kevin K. Macgillivray has served as chairman, chief executive officer, and director of the Company since January 1996. From April 1995 until January 1996, Mr. Macgillivray was vice president and general manager of the Publishing Division of Radius Inc., a manufacturer of computer video cards and display products. From May 1993 to April 1995, Mr. Macgillivray held other managerial positions within

Radius Inc. and SuperMac Technology, Inc., which merged into Radius Inc. in 1994. From May 1991 to May 1993, Mr. Macgillivray was vice president and general manager of Oce Graphics USA, a computer peripherals manufacturer.

    Gregory M. Avis has been a director of the Company since its formation in December 1995. Mr. Avis has served as a general partner of Summit Partners, L.P., a venture capital partnership, since 1987 and has served as a managing partner of Summit Partners, L.P. since 1990. Mr. Avis is also a director of Ditech Communications, MCK Communications, and several privately held companies.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of seven (7) meetings from January 1, 1999 through December 31, 1999. During Fiscal 1999, no director attended fewer than seventy-five percent (75%) of the meetings of the Board of Directors with the exception of Greg Avis, who attended seventy-one percent (71%) of the meetings of the Board of Directors.

    The Board of Directors established an Audit Committee and a Compensation Committee in connection with the Company's initial public offering in October 1996. The Board of Directors has no nominating committee or any committee performing similar functions.

    The Audit Committee currently consists of Directors Chung and Berger. The Audit Committee aids management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs. The Audit Committee held 4 meetings in 1999.

    The Compensation Committee currently consists of Directors Avis and Berger. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's 1996 Stock Option Plan and 1996 Employee Stock Purchase Plan. The Compensation Committee held 3 meetings in 1999.

COMPENSATION OF OUTSIDE DIRECTORS

    Employee directors receive no cash remuneration for serving on the Board of Directors, although all directors are reimbursed for all reasonable expenses incurred by them in attending Board and Committee meetings. Effective
April 2000, outside directors (as defined below) are granted an annual cash retainer of $10,000 and an additional $1,000 for each Board Meeting attended. Outside directors are also eligible to receive stock options under the 1996 Stock Option Plan and are automatically granted fully vested options, on a quarterly basis, to purchase 1,250 shares of Company Common Stock. In addition, each outside board member will receive an initial grant of options to purchase 5,000 shares of Company Common Stock under the 1996 Stock Option Plan which vest over three years. An "outside director" is a director who is (i) not an employee of the Company and (ii) not a partner nor a member of any venture capital firm or institutional investor which owns securities of the Company having more than five percent (5%) of the total voting power of the Company.

VOTE REQUIRED

    The two nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class I directors. Votes withheld from the directors will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum but will have no other legal effect upon the election of the director.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH ABOVE.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

    The following table sets forth a summary of the compensation paid by the Company for the years ended December 31, 1997, 1998, and 1999, to the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                 ANNUAL COMPENSATION               AWARDS
                                         ------------------------------------   ------------
                                                                    OTHER        SECURITIES
                                                     INCENTIVE      ANNUAL       UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY(1)     BONUS     COMPENSATION    OPTIONS(2)    COMPENSATION
---------------------------   --------   ---------   ---------   ------------   ------------   ------------
Kevin K. Macgillivray ......    1999     $270,000          --            --            --         $ 3,191(3)
  Chairman and Chief            1998      257,537    $ 81,400            --        72,000(6)        4,389(3)
  Executive Officer             1997      180,577     176,940            --        90,000           1,483(3)
                                                                                                   88,373(4)

Joan P. Platt(5) ...........    1999       66,205      10,000            --            --           1,033(3)
  Vice President, Finance       1998      174,017      29,700            --        44,000(6)        3,529(3)
  and Admin and Chief           1997      143,462      66,849            --        55,000           1,268(3)
  Financial Officer                                                                                18,133(4)

Michael Orr(5) .............    1999      147,957      40,000            --            --             834(3)
  Vice President, Sales and     1998      123,720     105,000            --        90,000             803(3)
  Marketing                                                                        72,000(6)

Douglas Bender(5)...........    1999      132,904      32,760            --        90,000              --

------------------------

(1) Includes compensation deferred by the employee under the Company's retirement plans.

(2) Consists of options to purchase shares of the Company's Common Stock under the Company's 1996 Stock Option Plan.

(3) Consists of the vesting of contributions made by the Company under its qualified 401(k) retirement plan.

(4) Consists of reimbursement for underwriting fees paid by the Named Executive Officer (including taxes payable in respect thereof) in connection with the follow-on offering of the Company's Common Stock on August 25, 1997.

(5) Left the Company in 1999.

(6) Represents options issued in October, 1998 in a four for five exchange for options previously granted (pursuant to an option repricing).

OPTION GRANTS AND EXERCISES

    The following table sets forth certain information with respect to stock option grants during Fiscal 1999 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

    In October 1998, partially in response to the repricing of the Company's stock options, the Company's Board of Director froze executive salaries and incentive plan bases for 1999 and eliminated certain executive option grants.

                             OPTION GRANTS IN 1999

                                                                                          POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                       VALUE AT ASSUMED
                                  -----------------------------------------------------       ANNUAL RATES
                                  NUMBER OF     PERCENT OF                                   OF STOCK PRICE
                                  SECURITIES   TOTAL OPTIONS                                APPRECIATION FOR
                                  UNDERLYING    GRANTED TO                                     OPTION TERM
                                   OPTIONS     EMPLOYEES IN    EXERCISE OF   EXPIRATION   ---------------------
NAME                               GRANTED      FISCAL YEAR    BASE PRICE       DATE         5%          10%
----                              ----------   -------------   -----------   ----------   ---------   ---------
Kevin K. Macgillivray...........        --          --               --            --           --          --

Joan P. Platt...................        --          --               --            --           --          --

Michael Orr.....................        --          --               --            --           --          --

Douglas Bender(1)...............    90,000          21%           6.969        2/8/08      394,449     999,611

------------------------

(1) Mr. Bender left the Company in October of 1999. As a result, only 22,500 of his options were vested.

    The following table sets forth information with respect to options exercised during Fiscal 1999 by the Named Executive Officers and the value of unexercised options at December 31, 1999.

             AGGREGATE OPTION EXERCISES IN 1999 AND YEAR-END VALUES

                                                               NUMBER OF
                                                         SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                 SHARES                 UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                ACQUIRED                   DECEMBER 31, 1999          AT DECEMBER 31, 1999(1)
                                   ON       VALUE     ---------------------------   ---------------------------
NAME                            EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            --------   --------   -----------   -------------   -----------   -------------
Kevin K. Macgillivray.........      --          --       72,000              --       $36,000              --

Joan Platt....................      --          --           --              --            --              --

Michael Orr...................      --          --           --              --            --              --

Douglas Bender................      --          --       22,500              --       $41,400              --

------------------------

(1) Based on December 31, 1999 closing price of $8.81.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    The Company currently has no employment contract in effect with its Chief Executive Officer or any other Named Executive Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During Fiscal 1999 the Compensation Committee of the Board of Directors consisted of Messrs. Avis and Berger. Neither of these individuals were at any time since the formation of the Company an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following is the report to the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for Fiscal 1999. The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

    The Compensation Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Committee is comprised of the members named above, none of whom is an employee of the Company.

COMPENSATION PHILOSOPHY

    The general philosophy of the Company's compensation program is to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution and performance. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

    There are four main components in the Company's executive compensation program:

    - Base Salary

    - Incentive Bonus

    - Stock Incentives

    - Deferred Compensation

BASE SALARY

    The salaries of the executive officers, including the Chief Executive Officer, are determined annually by the Compensation Committee with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies, generally in the high technology industry. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. The Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

INCENTIVE BONUS

    Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

STOCK INCENTIVES

    The Company utilizes stock options as long term incentives to reward and retain executive officers. The Committee believes that this practice links management interests with stockholder interests and motivates executive officers to make long-term decisions that are in the best interests of the Company. The Committee also believes that executive officers and other key employees should own a significant percentage of the Company's stock. Generally, stock options vest over four years after the grant date and optionees must be employed by the Company at the time of vesting in order to exercise the options.

    The Committee believes that stock option grants provide an incentive which focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, the Company's stock options are tied to the future performance of the Company's Common Stock and will provide value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefited.

DEFERRED COMPENSATION

    In June 1998, the Company established a deferred compensation plan for its executives. Each executive may voluntarily contribute a portion of their salary and bonus to the plan. The Company at its discretion may make contributions to the plan on behalf of its executives. The Company to date has made no contributions to the plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Kevin K. Macgillivray has been the Company's Chairman and Chief Executive Officer since January 1996. Mr. Macgillivray received no bonus or stock option grants for 1999.

                                          THE COMPENSATION COMMITTEE
                                          Gregory M. Avis
                                          Charles W. Berger

PERFORMANCE GRAPH

    The following line graph compares the cumulative total stockholder return for the Company's Common Stock with the Nasdaq U.S. Index and the Hambrecht & Quist Technology Index (the "Peer Group") for the period commencing October 9, 1996 and ending December 31, 1999. The graph assumes that $100 was invested on the date of the Company's initial public offering, October 9, 1996, and that all dividends are reinvested. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. Historic stock price performance should not be considered indicative of future stock price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG SPLASH, NASDAQ U.S. INDEX
                     AND HAMBRECHT & QUIST TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

SPLASH    H & Q      NASDAQ                      SPLASH     H & Q      NASDAQ
------   --------   --------                    --------   --------   --------
11.000     9.29      12.38            10/9/96    100.00%    100.00%    100.00%
21.500     9.96      12.91           12/31/96    195.45%    107.18%    104.28%
25.000     9.49      12.22            3/31/97    227.27%    102.11%     98.68%
36.125    11.41      14.42            6/30/97    328.41%    122.84%    116.49%
39.125    13.29      16.86            9/30/97    355.68%    143.01%    136.16%
22.500    11.65      15.70           12/31/97    204.55%    125.38%    126.85%
16.750    14.10      18.35            3/31/98    152.27%    151.78%    148.22%
17.188    14.43      18.94            6/30/98    156.25%    155.33%    152.99%
14.250    12.82      16.93            9/30/98    129.55%    138.00%    136.75%
 7.438    18.09      21.92           12/31/98     67.62%    194.73%    177.06%
 6.063    19.71      24.61            3/31/99     55.12%    212.16%    198.79%
 7.031    23.33      26.86            6/30/99     63.92%    251.13%    216.96%
 6.125    24.66      27.46            9/30/99     55.68%    265.45%    221.81%
 8.813    40.35      40.69           12/31/99     80.12%    434.34%    328.68%

BENEFICIAL OWNERSHIP

    The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of April 17, 2000 by (i) each beneficial owner of more than 5% of the Company's Common Stock,
(ii) each director and each nominee, (iii) each Named Executive Officer and
(iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                                 PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER OF SHARES   TOTAL(1)(2)
------------------------------------                          ----------------   -----------
Charles W. Berger(3)(10)(11)................................       10,000              *

Greg M. Avis(4).............................................           --            0.0%

Jan Gullett(5)(9)(10).......................................        6,250              *

Peter Y. Chung(4)...........................................           --            0.0%

Mark Hill(6)(9)(10).........................................        6,250              *

Kevin K. Macgillivray(7)(8).................................      344,276            2.4%

Douglas Bender(12)..........................................       22,500              *

Michael Orr(12).............................................           --            0.0%

Joan P. Platt(12)...........................................           --            0.0%

All directors and executive officers as a group(13)
  (9 persons)...............................................      389,276            2.7%

------------------------

*   Percentage of shares beneficially owned is less than one percent of total.

(1) Beneficial ownership is determined in accordance with the rules of Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 17, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(2) Percentage of ownership is based on 14,146,946 shares of Common Stock outstanding on April 17, 2000.

(3) Such person's address is: c/o AdForce, Inc., 10590 North Tantau Avenue, Cupertino, CA 95014.

(4) Such person's address is: c/o Summit Partners L.P. Hamilton Avenue Suite 200, Palo Alto, CA 94301.

(5) Such person's address is: c/o WebSwap, 2585 East Bayshore Road, Palo Alto, Ca 94303.

(6) Such person's address is: c/o Done.com, 1301 Shoreway Road, Belmont, Ca
    94002.

(7) Includes 172,000 shares issuable upon the exercise of options which vest over four years; such options may be exercised immediately as to all shares, provided that the unvested shares shall be subject to a right of repurchase in favor of the Company.

(8) Such person's address is: c/o Splash Technology Holdings, Inc., 555 Del Rey Avenue, Sunnyvale, CA 94086.

(9) Includes 1,250 shares issuable upon the exercise of options which vested immediately.

(10) Includes 5,000 shares issuable upon the exercise of options which vest over three years; such options may be exercised immediately as to all shares, provided that unvested shares shall be subject to a right of repurchase in favor of the Company.

(11) Includes 5,000 shares issuable upon the exercise of options which vested immediately.

(12) Left the Company in 1999.

(13) Includes 7,500 shares issuable upon the exercise of options which vested immediately. Also included are 194,500, and 15,000 shares issuable upon the exercise of options which vest over four years and three years, respectively; such options may be exercised immediately as to all shares, provided that the unvested shares shall be subject to a right of repurchase in favor of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to 1999, except for the late filing of a Form Five by Joan P. Platt in February, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Sunnyvale, California
April 25, 2000

                           SPLASH TECHNOLOGY HOLDINGS, INC.
                       PROXY for Annual Meeting of Stockholders
                               To Be Held May 24, 2000
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of SPLASH TECHNOLOGY HOLDINGS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Kevin K. Macgillivray and John Ritchie, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of SPLASH TECHNOLOGY HOLDINGS, INC. to be held at the offices of the Company at 555 Del Rey Avenue, Sunnyvale, California 94086 on Wednesday, May 24, 2000 at 9:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

                     (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

1.   Election of Directors          NOMINEES:   Mark Hill
                                                Peter Y. Chung

                        FOR         WITHHELD

                        [_]          [_]

     [_]
         ---------------------------------------
         For both nominees except as noted above

2. To vote or otherwise represent the shares on any and all other business which may properly come before the meeting or any adjournment or adjournments thereof, according to their discretion and in their discretion.

                        FOR         WITHHELD      ABSTAIN

                        [_]          [_]            [_]

                                         MARK HERE FOR ADDRESS CHANGE AND    [_]
                                         NOTE NEW ADDRESS IN SPACE TO THE LEFT.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

NOTE: Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.


SIGNATURE:                                    DATE:
          -----------------------------------      -----------------